Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CAPSTONE COMPANIES, INC. ANNOUNCES WORLDWIDE LICENSE AGREEMENT WITH T&B MEDIA, LTD. (UNITED KINGDOM) FOR CAPSTONE’S CONNECTED CHEF KITCHEN TABLET

DEERFIELD BEACH, FL – March 25, 2025. Capstone Companies, Inc. (OTCQB: CAPC) announced today that it signed a License Agreement with T&B Media, Ltd., a United Kingdom company, (“T&B”) granting a limited, exclusive, non-transferable, worldwide license (“License”) to promote, market, sell, distribute, produce and manufacture Capstone’s Connected Chef kitchen tablet. Capstone will receive a flat dollar license fee for each Connected Chef product sold by T&B and delivered to the buyer. The term of the License is 5 years plus a one-year post-termination extension to permit the sell-off of any inventory.

“The license agreement with T&B is the result of our efforts throughout 2024 to realize value from our development of the Connected Chef product through third party licensing. While our strategic focus is on the health, fitness and social activities business (“HFS business”), recouping the development costs of the Connected Chef through licensing was a concurrent business line,” said Stewart Wallach, Capstone’s Chairman of the Board of Directors and executive in charge of the Connected Chef licensing program.

The Connected Chef, a purpose-built kitchen tablet with an accessory platform to accommodate food prep accessories such as a cutting board, was developed to bring Internet connectivity in a device designed to withstand the conditions in a kitchen. The Connected Chef has Google mobile service allowing for pre-installation of specific Google LLC applications, including Playstore, voice assistant and YouTube. Google LLC is a subsidiary of Alphabet, Inc. and “Playstore” and “YouTube” are trade names and products/services of Google LLC. The Connected Chef will face significant competition from a variety of existing smart devices as well as kitchen-designed devices pursuing the same niche market as the Connected Chef.

Production of the Connected Chef under the License will be the first commercial exploitation and first production for sale of the Connected Chef, which was developed in 2023 to replace the discontinued Smart Mirror consumer product line. Due to a lack of operational experience and sales history of the Connected Chef, the Company cannot predict the financial performance of the License or its impact on the Company’s business and financial condition.

About T&B. T&B Media Ltd. is a UK-based company specializing in innovative digital marketing and ecommerce solutions, as well as fulfilment services through its subsidiary, Fulfilment Experts. Founded by ecommerce professionals, T&B brings a unique blend of strategic online marketing, ecommerce logistics expertise, and product commercialization to every partnership. With a track record of launching and scaling consumer technology products across global markets, T&B is committed to delivering growth through creative strategies, operational excellence, and strong partner relationships.

About Capstone. Capstone is engaged in the business of HFS development and licensing of the Connected Chef kitchen tablet.

FORWARD LOOKING STATEMENTS. Except for statements of historical fact in this press release, the information contained above contains forward-looking statements, which statements are characterized by words like “should,” “may,” “intend,’ “expect,” “hope,” “believe,” “anticipate” and similar words. Forward looking statements are not guarantees of future performance and undue reliance should not be placed on them by a reader of this press release. Forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any statements about future performance or results expressed or implied by such forward-looking statements. The licensing of the Connected Chef is an initial commercial exploitation effort for the product and may not produce revenues or sufficient revenues to sustain the Company’s operations. The success of the License will depend, in part, on the efforts of T&B, finalizing production of the Connected Chef product in a timely, affordable manner and consumer demand for the product. T&B’s performance in consumer products is not indicative of or a prediction of results for the Connected Chef. Since there is no existing sales history for the Connected Chef, the Company cannot predict sales for the Connected Chef or level of consumer interest in such a product. While the Company has a funding commitment for funding basic corporate overhead for compliance with reporting requirements under the Securities Exchange Act of 1934 and other related, essential compliance costs through the third fiscal quarter of 2025, the Company has not yet secured working capital funding for basic corporate compliance overhead beyond the third fiscal quarter of 2025 or to fully fund its HFS business. Adequate, timely and affordable third-party working capital funding is needed to sustain and adequately fund Company’s operations throughout 2025, especially since the Company has not established, as of the date of this press release, a revenue flow sufficient to fund projected working capital needs in 2025. The Company is also a “penny stock” company with limited public market liquidity and no primary market makers. Any investment in the Common Stock of the Company is a highly risky investment that is not suitable for investors who cannot afford the total loss of the investment and require greater liquidity than may be available for the Common Stock. The risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings with the SEC should be carefully considered prior to any investment decision. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change, except as required by applicable securities laws.

Contact information and media inquiries:
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Telephone: (954) 570-8889, ext. 315